UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2013 (April 9, 2013)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee 38120

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The ServiceMaster Company (the “Company”) announces the resignation of Harry J. Mullany III from the Company and ServiceMaster Global Holdings, Inc. (“Parent”).  Effective as of April 12, 2013, Mr. Mullany resigned as Chief Executive Officer (“CEO”) of the Company and Parent and from all other officer, director and employee positions with Parent and its subsidiaries.  John Krenicki, Jr., the Chairman of the Board of Directors of Parent (the “Board”), will serve as Interim CEO of the Company and Parent until a new CEO is named.  A copy of the Company’s press release is attached hereto as Exhibit 99.

Mr. Krenicki, 50, was appointed Chairman of the Board in January 2013.  He joined Clayton, Dubilier & Rice, LLC, as a Senior Operating Partner in January 2013, after 29 years with General Electric Company (“GE”).  Mr. Krenicki currently serves as Chairman of the Board of Directors of Wilsonart International Holdings LLC.  From 2005 until 2008, Mr. Krenicki served as the President and Chief Executive Officer of GE Energy and in 2008 he became a Vice Chairman of GE, serving in such capacity until his resignation from GE in 2012.  His responsibilities at GE included (among other roles) oversight of GE’s Oil & Gas, Power and Water, and Energy Management businesses.  While with GE, Mr. Krenicki also served as a member of GE’s Corporate Executive Council and the GE Capital Board of Directors.  GE is not an affiliate of Parent or the Company.  Mr. Krenicki will not receive any compensation from the Company or Parent for his service as Interim CEO.

Parent has entered into a Resignation Agreement and General Release with Mr. Mullany (the “Resignation Agreement”) dated as of April 12, 2013.  Under the Resignation Agreement, Mr. Mullany’s resignation is treated as a termination without “Cause” (as defined in the employment agreement, dated as of February 16, 2011, to which Parent and Mr. Mullany are parties (the “Employment Agreement”), a copy of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated February 22, 2011).  Pursuant to his Employment Agreement, Mr. Mullany will receive the following severance pay and termination benefits:  (1) aggregate cash severance payments of $3,850,000, to be paid in substantially equal monthly installments over 24 months; (2) an additional payment of $211,500, representing a pro-rated annual cash bonus for fiscal 2013; (3) monthly payments for up to 18 months for partial reimbursement of COBRA premiums; and (4) payment of $83,333 in lieu of notice as required under the Employment Agreement.  Mr. Mullany will also be paid his accrued benefits under the Company’s benefit plans in which he participates in accordance with the terms of those plans, including payment of accrued but unused vacation time.  As of April 12, 2013, Mr. Mullany held 231,519 shares of common stock of Parent.  The terms of the Resignation Agreement state that Parent will repurchase those shares from Mr. Mullany within a stipulated time period, at the fair market value, as determined pursuant to the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan, of such shares as of April 12, 2013.  Pursuant to the Resignation Agreement, Mr. Mullany has provided the Company and its affiliates and related parties with a general release of claims and has agreed to be subject to customary restrictive covenants regarding non-competition, non-solicitation, non-disparagement and confidentiality.

The above description of the Resignation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Resignation Agreement, which the Company will file no later than as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99	Press Release by The ServiceMaster Company issued April 12, 2013, announcing the appointment of John Krenicki, Jr. as Interim Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2013	THE SERVICEMASTER COMPANY

	By:	/s/ David W. Martin
Name: David W. Martin
Title: Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer